Exhibit 99.1

For Immediate Release

DIGITAL ALLY EXPANDS INTERNATIONAL PRESENCE BY APPOINTING NURIZON CORPORATION EXCLUSIVE
MASTER DISTRIBUTOR IN MIDDLE EAST

COMPANY APPOINTS NEW INTERNATIONAL SALES MANAGER

OVERLAND PARK, Kansas (February 25, 2009) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced that it has significantly expanded its international presence via the appointment of Nurizon Corporation as the Company’s exclusive Master Distributor in the Middle East.

“Nurizon has entered into an exclusive Master Distributor arrangement with Digital Ally and is now representing the Company’s products in the Middle East,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc.  “Nurizon, which provides Public Safety and Homeland Security solutions involving the latest and most advanced technology throughout Saudi Arabia and other Middle Eastern countries, recently ceased representing another U.S. digital video company and selected Digital Ally because of its advanced technology and financial stability.”

“Digital Ally’s advanced in-car video systems are comprised of solid state digital video recorders containing no moving parts that are integrated into rear view mirrors in law enforcement and other vehicles,” continued Ross.  “This allows the systems to operate on a trouble-free basis in extreme temperature environments, such as those found in Saudi Arabia.  The systems can also be installed in any type of automobile or truck, which is very important to countries that do not utilize American-style law enforcement vehicles.  We believe Nurizon’s strong presence and excellent reputation in Saudi Arabia and throughout the Middle East will result in significant business for both companies in 2009 and future years.”

“Although we had earlier secured a contract for in-car video systems with another American company, we concluded that the combination of Digital Ally’s strong balance sheet and the unique features offered by its DVM systems is more consistent with the demands of customers with whom we are currently negotiating several major orders,” noted Christopher Riddell, Chief Executive Officer of Nurizon Corporation.  “The market for in-car video systems in Saudi Arabia is expected to remain very strong for the foreseeable future, and we consider it critically important to represent the most technologically advanced products to law enforcement and military agencies in the Middle East.”

“Nurizon is a leading player in the Middle East and Europe for integrated Homeland Security products and services,” continued Riddell.  “With our global network of acclaimed partners and systems integrators, our customers are assured that they will receive nothing short of excellence in service and support.  We believe Digital Ally’s products and services are consistent with this commitment of excellence to our customers.”

Digital Ally, Inc. also announced that it has appointed Jeff Oost as its International Sales Manager.  “With the hiring of a full-time International Sales Manager, we expect to significantly expand the size of our global distributor and dealer network in the near future,” added Ross.  “This year’s introduction of our feature-rich DVM-750 In-Car Video System, the FirstVu Body Digital Recorder, and the DVM-500M for motorcycles will allow Digital Ally to offer a much broader product line to international customers, and it is imperative that we bring on an experienced International Sales Manager to coordinate all of our activities outside the U.S.  I am confident that Jeff will play an important role in the Company’s success going forward.”

About Nurizon Corporation

Nurizon Corporation is a leading international IT and Security services provider.  It provides integrated design, build and operate solutions for large multi-national clients in carefully targeted industry and government sectors.

Nurizon provides turnkey Homeland Security Solutions throughout the Middle East and has a team of security experts and professionals from Europe and Australia located in Saudi Arabia and the UAE on a full-time basis.  Nurizon Corporation operates its Regional Head Office out of Riyadh City Centre in the Kingdom of Saudi Arabia.  For additional information, visit the company’s website at www.nurizongroup.com.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications. The Company’s primary focus is Digital Video Imaging and Storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the Company’s consideration of strategic alternatives will result in a transaction; the amount of business that Nurizon Corporation will generate for the Company; the Company’s ability to report record pretax earnings for 2008; the Company’s ability to generate at least $50.0 million in revenues in 2009; the Company’s ability to deliver its new product offerings as scheduled and have them perform as planned or advertised; its ability to continue to increase revenue and profits as forecast; its ability to continue to expand its share of the in-car video market in the domestic and international law enforcement communities; whether there will be a commercial market, domestically and internationally, for one or more of its new products; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-KSB for the year ended December 31, 2007 and Form 10-Q for the nine months ended September 30, 2008 as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com